Perrella & Associates, P.A
Certified Public Accountants
                                                            1000 WEST MCNAB ROAD
                                                    POMPANO BEACH, FLORIDA 33069

BUSINESS     (954) 782-4588




                                   EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated August 3, 2000, relating to the financial statements of XENICENT, INC. (Formerly: Great Land Development, Inc.) in the SB-2 registration statement dated on December 15, 2000, and to the reference to our firm therein under Item 13. "Experts."



Perrella  &  Associates,  P.A.
Pompano  Beach,  Florida
March  30,  2001